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EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
CAM RESOURCE PARTNERS LP

        This Certificate of Limited Partnership, dated January 11, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

  1.
  Name. The name of the limited partnership is CAM Resource Partners LP.

  2.
  Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE 19808-1645

        The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are;

Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE 19808-1645
  3.
  General Partner. The name and the business address of the sole general partner are:

CAM GP LLC 411 West Putnam Ave. Greenwich CT 06830

        EXECUTED as of the date written first above.

CAM GP LLC as general partner
By:	/s/ ARTHUR AMRON Arthur Amron Authorized Person

AMENDMENT TO CERTIFICATE
OF
LIMITED PARTNERSHIP OF
CAM RESOURCE PARTNERS LP

        The undersigned General Partner of CAM Resource Partners LP (the "Partnership") does hereby certify as follows:

          First: The original Certificate of Limited Partnership was filed on January 11, 2006.

          Second: Numbered paragraph one of the Certificate of Limited Partnership is hereby amended to read as set forth below:

    1.
    The name of the limited partnership is Rhino Resource Partners, L.P.

        In witness whereof, the above limited partnership has caused this Amendment to Certificate of Limited Partnership to be duly executed as of the 29th day of March 2006 by its General Partner.

RHINO GP LLC
By:	/s/ ARTHUR AMRON Arthur Amron Titles: Vice President and Assistant Secretary

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  EXHIBIT 3.1
CERTIFICATE OF LIMITED PARTNERSHIP OF CAM RESOURCE PARTNERS LP
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP OF CAM RESOURCE PARTNERS LP